INTIVA BIOPHARMA INC.

2017 STOCK INCENTIVE PLAN

Section 1. Purpose. The purpose of this 2017 Stock Incentive Plan (the “Plan”) is to promote the interests of Intiva BioPharma Inc., a Colorado corporation (the “Company”), and the interests of the Company’s shareholders by attracting and retaining Employees, Non-Employee Directors and Consultants, and giving such persons the opportunity to acquire shares of common stock of the Company. By encouraging such ownership of common stock, the Company seeks to attract, retain and motivate such Employees, Non-Employee Directors and Consultants, and to encourage them to devote their best efforts to the business and financial success of the Company and its Affiliates.

Section 2. Definitions. As used herein the following terms have the following meanings:

(a) “Affiliate” means, except as provided in Section 9(a), any person with whom the Company would be considered a single employer under Section 414(b) of the Code (controlled group of corporations) or Section 414(c) of the Code (partnerships, proprietorships, etc., under common control).

(b) “Award” means Restricted Shares granted under the Plan.

(c) “Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions, restrictions and/or limitations applicable to an Award granted under the Plan.

(d) “Board” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board to administer the Plan. To the extent that no Committee exists that has the authority to administer the Plan, the functions of the Committee shall be exercised by the Board.

(g) “Common Stock” means the common stock of the Company.

(h) “Consultant” means any natural person who is an individual consultant or advisor of the Company or an Affiliate who is not an Employee or Non-Employee Director, provided that bona fide services are rendered by the consultant or advisor and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the issuer’s securities.

(i) “Employee” means any officer or employee of the Company or an Affiliate.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” means fair market value of a share of Common Stock on the date of grant or other date in question, as determined by the Committee in accordance with Section 409A of the Code and the regulations thereunder.

(l) “Non-Employee Director” means an individual duly elected or chosen as a member of the Board of Directors of the Company or an Affiliate who is not also an Employee of the Company or an Affiliate.

(m) “Participant” means an Employee, Non-Employee Directors or Consultant granted an Award under the Plan.

(n) “Plan Date” means the date of adoption and approval of the Plan by the Company’s shareholders.

(o) “Restricted Shares” means shares of Common Stock subject to certain forfeiture restrictions that is granted to a Participant pursuant to Section 7.

(p) “Securities Act” means the Securities Act of 1933, as amended.

Section 3. Number of Shares of Common Stock. The total number of shares of Common Stock for which Awards may be granted by the Company from time to time under the Plan shall not exceed __% of the outstanding shares of Common Stock on a fully diluted basis, subject to adjustment as provided herein. If any Award granted under the Plan is canceled or forfeited, or terminates, expires or lapses, for any reason, the shares of Common Stock then subject to such Award shall again be available for grant of any Awards under the Plan.

Section 4. Administration; Indemnification. The following provisions shall apply to the administration of the Plan by the Committee:

(a) Administration. The Plan shall be administered by the Committee. The Committee shall have total and exclusive responsibility to control, operate, manage and administer the Plan in accordance with its terms, the Company’s Articles of Incorporation, Bylaws and applicable law. The Committee shall have all the authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan. Without limiting the generality of the preceding sentence, the Committee shall have the exclusive right to: (i) interpret the Plan and the Awards granted hereunder, including the Award Agreements; (ii) determine eligibility for participation in the Plan; (iii) decide all questions concerning eligibility for, and the amount of, Awards granted under the Plan; (iv) construe any ambiguous provision of the Plan or any Award Agreement; (v) prescribe the form of the Award Agreements (which need not be identical); (vi) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement; (vii) issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; (viii) make regulations for carrying out the Plan and make changes in such regulations as it from time to time deems proper; (ix) determine whether Awards should be granted singly, in combination or in tandem; (x) to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions and limitations; (xi) accelerate the vesting of an Award when such action or actions would be in the best interests of the Company; (xii) grant Awards in replacement of Awards previously granted under the Plan or any other employee benefit plan of the Company; and (xiii) take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan. Any action or determination by the Committee shall be final and binding.

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(b) Indemnification. Neither the members of the Board nor the Committee shall be liable for any act, omission or determination taken or made in good faith with respect to the Plan or any Awards granted under it, and members of the Board or the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees, the costs of settling any suit (provided such settlement is approved by independent legal counsel selected by the Company), and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising therefrom to the fullest extent permitted by law.

Section 5. Eligibility. The Committee shall select Participants from those Employees, Non-Employee Directors and Consultants that, in the opinion of the Committee, are in a position to make a significant contribution to the success of the Company. Once a Participant has been selected for an Award by the Committee, the Committee shall determine the type and size of Award to be granted to the Participant and shall establish in the related Award Agreement the terms, conditions, restrictions and limitations applicable to the Award, in addition to (and not in contravention of) those set forth in the Plan and the administrative guidelines and regulations, if any, established by the Committee.

Section 6. Form of Awards. Awards may be granted under the Plan, in the Committee’s sole discretion, in the form of Restricted Shares pursuant to Section 7. All Awards shall be subject to the terms, conditions, restrictions and limitations of the Plan. The Committee may, in its sole discretion, subject any Award to such other terms, conditions, restrictions and/or limitations (including without limitation the time and conditions of vesting or settlement of an Award and restrictions on transferability of any shares of Common Stock issued or delivered pursuant to an Award), provided they are not inconsistent with the terms of the Plan.

Section 7. Restricted Shares.

(a) Grant of Restricted Shares. Awards may be granted in the form of Restricted Shares in such numbers and at such times as the Committee shall determine. The Committee shall impose such terms, conditions and restrictions on Restricted Shares as it may deem advisable, including without limitation the purchase price for such Restricted Shares (if any) and the period over which and the conditions upon which the Restricted Shares may become vested or be forfeited.

(b) Restricted Period. At the time an Award of Restricted Shares is granted, the Committee shall establish a period during which such Restricted Shares remain subject to forfeiture (the “Restricted Period”) and the conditions upon which such Restricted Shares will become vested or forfeited. Each Award of Restricted Shares may have a different Restricted Period in the sole discretion of the Committee.

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(c) Other Terms and Conditions. Except as otherwise provided herein, Restricted Shares shall constitute issued and outstanding shares of Common Stock. Restricted Shares awarded to a Participant under the Plan shall be registered in the name of the Participant or, at the option of the Committee, in the name of a nominee of the Company, and shall be issued in book-entry form or represented by a stock certificate. Subject to the terms and conditions of the Award Agreement, a Participant to whom Restricted Shares have been awarded shall have the right to receive dividends thereon during the Restricted Period and to enjoy all other shareholder rights with respect thereto. A breach of the terms and conditions established by the Committee pursuant to the Award of the Restricted Shares may result in a forfeiture of the Restricted Shares. At the time of an Award of Restricted Shares, the Committee may, in its sole discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Restricted Shares, including without limitation rules pertaining to the termination of employment or service (by reason of death, permanent and total disability, retirement, cause or otherwise) of a Participant prior to expiration of the Restricted Period.

(d) Miscellaneous. Nothing in this Section shall prohibit the exchange of Restricted Shares pursuant to a plan of merger or reorganization for shares of Common Stock or other securities of the Company or another entity that is a party to the reorganization, provided that the shares or securities so received in exchange for Restricted Shares shall, except as provided in Section 13, become subject to the restrictions applicable to such Restricted Shares. Any shares of Common Stock received as a result of a stock split or stock dividend with respect to Restricted Shares shall also become subject to the restrictions applicable to such Restricted Shares.

(e) Withholding Tax. Except as otherwise provided in an Award Agreement, the following withholding tax provisions shall apply to an Award of Restricted Shares:

(i) A Participant may elect, within 30 days of the date of grant of an Award of Restricted Shares and on notice to the Company, to realize income for federal income tax purposes equal to the fair market value of the Restricted Shares on the date of grant by making an election under Section 83(b) of the Code. In such event, the Participant shall make arrangements satisfactory to the Company to pay at the time required by applicable law any federal, state or local taxes required to be withheld with respect to such Restricted Shares. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to satisfy the tax withholding requirements of this subsection by permitting the Participant to deliver to the Company previously acquired fully vested shares of Common Stock held for the minimum amount of time necessary to avoid adverse accounting treatment and having an aggregate Fair Market Value (determined as of the date of delivery of the shares) equal to the minimum amount of such required withholding taxes.

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(ii) If no election is made by the Participant pursuant to subsection (e)(i) hereof, then upon vesting of the Restricted Shares, the Participant (or in the event of the Participant’s death, the administrator or executor of the Participant’s estate) shall pay to the Company or its Affiliate, or make arrangements satisfactory to the Company regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares. In accordance with any applicable administrative guidelines it establishes, the Committee may allow a Participant to pay the amount of taxes required by this subsection by (i) withholding shares of Common Stock from the Restricted Shares that are vesting, or (ii) permitting the Participant to deliver to the Company previously acquired fully vested shares of Common Stock held for the minimum amount of time necessary to avoid adverse accounting treatment, in each case having an aggregate Fair Market Value (determined as of the date of delivery of the shares) equal to the minimum amount of such required withholding taxes.

(iii) If the Participant does not satisfy his obligations under subsections (e)(i) or (e)(ii) hereof, the Company or its Affiliate shall, to the extent permitted by law, have the right to deduct from any compensation payable to the Participant, whether or not pursuant to the Plan or an Award Agreement, and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

Section 8. Transferability; Divorce.

(a) Transferability. An Award granted under the Plan shall be transferable by the Participant only by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant, or if the Participant is legally incompetent, by the Participant’s legal representative. When a Participant dies, the personal representative, beneficiary, or other person entitled to succeed to the rights of the Participant may acquire the rights under an Award. Any such successor must furnish proof satisfactory to the Committee of the successor’s entitlement to receive the rights under the Award under the Participant’s will or under the laws of descent and distribution.

(b) Divorce. Incident to a Participant’s divorce, the Participant may request that the Company agree to observe the terms of a domestic relations order which may or may not be part of a qualified domestic relations order (as defined in Code Section 414(p)) with respect to all or part of one or more Awards made to the Participant under the Plan. The Company’s decision regarding such a request shall be made by the Committee, in its sole and absolute discretion, based upon the best interests of the Company. The Committee’s decisions need not be uniform among the Participants. As a condition of participation, a Participant agrees to hold the Company harmless from any claim that may arise out of the Company’s observance of the terms of any such domestic relations order.

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Section 9. Termination.

(a) Termination of Employment. Transfers of employment by an Employee between the Company and any of its Affiliates shall not be considered to be a termination of employment for the purposes of this Plan. Nothing in the Plan or in any Award Agreement evidencing an Award granted under the Plan shall confer upon any Participant any right to continue in the employ of the Company or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the employment of the Participant at any time, with or without cause. For purposes of this subsection and subsection (b) of this Section, “Affiliate” shall mean any person with whom the Company would be considered a single employer under Section 414(b) of the Code (controlled group of corporations) or Section 414(c) of the Code (partnerships, proprietorships, etc., under common control), provided that in applying Section 1563(a)(1), (2) and (3) for purposes of determining a controlled group of corporations under Section 414(b) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Section 1563(a)(1), (2) and (3), and in applying Treasury Regulation Section 1.414(c)-2 for purposes of determining trades or businesses (whether or not incorporated) that are under common control for purposes of Section 414(c) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent” each place it appears in Treasury Regulation Section 1.414(c)-2.

(b) Termination of Consulting Services. Transfers of consulting services by a Consultant between the Company or any of its Affiliates shall not be considered to be a termination of consulting services for the purposes of this Plan. Nothing in the Plan or in any Award Agreement evidencing an Award granted under the Plan to a Consultant shall confer upon any Consultant any right to continue as a Consultant of the Company, or any Affiliate or in any way interfere with the right of the Company or any Affiliate to terminate the services of the Consultant at any time, with or without cause.

(c) Termination of Membership on the Board. Nothing in the Plan or in any Award Agreement evidencing an Award granted under the Plan to a Non-Employee Director shall confer upon any Non-Employee Director any right to continue as a Non-Employee Director of the Company or any Affiliate.

Section 10. Adjustments Upon Changes in Shares of Common Stock. In the event that, after the Plan Date, the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of capital stock or other securities of the Company or of another corporation through reorganization, merger or consolidation, recapitalization, reclassification, stock split, split-up, combination or exchange of shares or increase because of any distributions paid in shares of Common Stock, the Committee shall appropriately adjust (i) the number and kind of shares of Common Stock subject to any outstanding Award, and (ii) the number and kind of shares of Common Stock for which Awards may be granted under the Plan, as set forth in Section 3 hereof, and such adjustments shall be effective and binding for all purposes of the Plan. All such adjustments shall be made or authorized in a manner intended to comply with requirements of Section 409A of the Code.

Section 11. Amendment and Termination of the Plan. Subject to the right of the Board to terminate the Plan prior thereto, the Plan shall terminate at the expiration of 10 years from the Plan Date. No Awards may be granted after termination of the Plan. The Board may alter or amend the Plan and may make an alteration or amendment thereof which operates to increase the total number of shares of Common Stock as to which Awards may be granted under the Plan. No termination or amendment of the Plan shall adversely affect the rights of a Participant under an outstanding Award, except with the consent of such Participant.

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Section 12. Award Amendment and Cancellation. The Committee may amend the terms of any outstanding Award granted pursuant to the Plan, but except as otherwise provided herein, no such amendment shall adversely affect in any material way the Participant’s rights under an outstanding Award without the consent of the Participant.

Section 13. Company Changes. Upon (a) the dissolution or liquidation of the Company; (b) a reorganization, merger or consolidation (other than a merger or consolidation effecting a reincorporation of the Company in another state or any other merger or consolidation in which the equityholders of the surviving entity and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) of the Company with one or more entities, following which the Company is not the surviving entity (or survives only as a subsidiary of another corporation in a transaction in which the equityholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction); (c) the sale of all or substantially all the assets of the Company; or (d) any person or entity, including a “group” as contemplated by section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of more than 50% of the outstanding shares of Common Stock or other equity interests of the Company (based upon voting power) but excluding an initial public offering of the Company’s equity, subject to the terms of any applicable Award Agreement, the Board serving prior to the date of the applicable event shall accelerate the vesting dates of all outstanding Awards such that all such Awards are vested in full immediately prior to the applicable event. The foregoing sentence shall not apply to any company event described in this Section 13 to the extent that provision is made in writing for the assumption or continuation of the Awards theretofore granted, or for the substitution for such Awards for new awards relating to the equity of a successor or acquiring entity, or an Affiliate thereof, with appropriate adjustments as to the number of shares, in which event the Plan and Awards theretofore granted shall continue in the manner and under the terms so provided.

Section 14. Securities Act Compliance.

(a) Nothing herein, in any Award Agreement entered into hereunder, or in any Awards granted hereunder, shall require the Company to sell or issue any shares of Common Stock pursuant to an Award if such sale or issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act or any similar or superseding statute or statutes, or any applicable state “blue sky” law, in any case as then in effect.

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(b) At the time of any grant of any Awards, or sale or issuance of any shares of Common Stock pursuant thereto, the Company may, as a condition precedent to the grant of such Awards or the sale or issuance of such shares of Common Stock, require from the holder of such Award (or in the event of his death, his representatives, legatees, or distributees) such written representations, if any, concerning his/her (or the transferee’s) status as a sophisticated and/or “accredited” investor under applicable federal and state securities laws and his (or the transferee’s) intentions with regard to the retention or disposition of the Awards or the shares of Common Stock being acquired pursuant to such Awards, and such written covenants and agreements, if any, as to the manner of acquisition of such Awards and/or the disposal of such shares of Common Stock as, in the opinion of counsel to the Company, may be necessary to ensure that any acquisition or disposition by such holder (or in the event of his death, his legal representatives, legatees, or distributees) will not involve a violation of the Securities Act or any similar or superseding statute or statutes, or any other applicable federal or state statute, rule, or regulation, as then in effect.

(c) Certificates for shares of Common Stock, if issued, shall have appropriate legends, or statements of other applicable restrictions, endorsed thereon, that the Committee deems appropriate to reflect any restrictions on transfer.

Section 15. Restrictions on Transfer of Shares of Common Stock. The shares of Common Stock acquired pursuant to Awards shall be subject to such restrictions and agreements regarding sale, assignment, encumbrances or other transfer as are in effect among the shareholders of the Company at the time such shares of Common Stock are acquired, as well as to such other restrictions as the Committee shall deem advisable.

Section 16. No Fractional Shares of Common Stock. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan or any Award granted hereunder, provided that the Committee in its sole discretion may round fractional shares to the nearest whole share or settle fractional shares in cash.

Section 17. Gender. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

Section 18. Governing Law. All questions arising with respect to the provisions of the Plan or any Award Agreement entered into hereunder or any Award shall be determined by application of the internal laws of the State of Colorado (without regard to principles of conflicts of law), except to the extent Colorado law is preempted by federal law.

Section 19. Government and Stock Exchange Regulations. The Plan, and the granting of Awards thereunder, and the obligation of the Company to sell and deliver shares of Common Stock upon the issuance of Awards, shall be subject to all applicable governmental laws, rules and regulations, and to such approvals by any governmental agencies as may then be required, and shall also be subject to all applicable rules and regulations of any stock exchange upon which the securities of the Company may then be listed. The Committee is expressly authorized to impose such restrictions and limitations as it may deem advisable upon Awards in order to satisfy any such regulatory requirements.

Section 20. Effective Date of the Plan. The Plan shall become effective as of the Plan Date.

Section 21. Section 409A. The Plan and all Awards issued hereunder are intended to be exempt from or comply with the requirements of Section 409A of the Code, and shall be interpreted in accordance with such intent.

[Signature Page Follows.]

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To record adoption and approval of the Plan by the Board of Directors of the Company as of the Plan Date of August 10, 2017, the Company has caused its authorized officer to execute the Plan.

INTIVA BIOPHARMA INC.

By:
Name:
Title:

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